EXHIBIT 99.1

FDA Posts Briefing Documents for April 22nd Joint Advisory Committee Meeting on Acurox(R)

PALATINE, Ill., April 20, 2010 (GLOBE NEWSWIRE) -- Acura Pharmaceuticals, Inc. (Nasdaq:ACUR) today announced that the U.S. Food and Drug Administration (FDA) has posted on its website briefing documents for the April 22, 2010 joint meeting of the Anesthetic and Life Support Drugs and the Drug Safety and Risk Management Advisory Committees meeting to discuss the New Drug Application ("NDA") for Acurox® (oxycodone HCl and niacin) Tablets and the results of studies evaluating the addition of niacin for the purpose of reducing the misuse of oxycodone.

The information posted includes the Company's and FDA's briefing documents, including certain corrections made by the FDA to its briefing documents, and can be accessed at:

http://www.fda.gov/AdvisoryCommittees/CommitteesMeetingMaterials/Drugs/AnestheticAndLifeSupportDrugsAdvisoryCommittee/ucm193298.htm

About Acurox®

Acurox® Tablets contain a unique composition of oxycodone HCl, niacin, and essential functional inactive ingredients, and are intended to relieve moderate to severe pain while limiting or impeding common methods of prescription drug abuse.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of product candidates intended to introduce limits or impediments to abuse utilizing our proprietary Aversion® Technology, Impede™ Technology, and other novel technologies.

The Acura Pharmaceuticals, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4847

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include statements concerning the Company's expectations for the Advisory Committee meeting. Acura Pharmaceuticals, Inc. disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is on file with the U.S. Securities and Exchange Commission.

CONTACT:  Acura Pharmaceuticals, Inc.
          Peter Clemens, SVP & CFO
          847-705-7709